United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  October 19, 2015

Spine Injury Solutions, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway
Suite 600
Houston, Texas   77007
(Address of principal executive office) (Postal Code)

(713) 521-4220
(Registrant’s telephone number)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On October 19, 2015, Franklin A. Rose, M.D, a member of our Board of Directors, resigned from the Board for personal reasons.  There were no disagreements between Dr. Rose and us on any matter relating to our operations, policies or practices.  Dr. Rose is not a nominee for re-election to the Board at the upcoming Annual Meeting of Stockholders to be held on November 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE INJURY SOLUTIONS, INC.

Date: October 19, 2015	By:	/s/ William Donovan, M.D.
By: William Donovan, M.D.
Chief Executive Officer